Exhibit 99.3

UNAUDITED PRO FORMA FINANCIAL INFORMATION

     On March 4, 2013, the Company acquired Wireless Matrix USA, Inc. (“Wireless Matrix”) for a cash payment of $53 million. The assets acquired by the Company included cash of $6.1 million. The Company funded the purchase price from the net proceeds of an equity offering of $44.8 million that was completed in February 2013, the net proceeds from a new $5 million bank term loan and cash on hand.

     The Company has not yet obtained all information required to complete the purchase price allocation related to this acquisition. One of the purchase price allocation areas to be completed is the valuation of deferred income taxes for the acquired business. The final purchase price allocation will be completed in the current fiscal year.

     The following unaudited pro forma condensed combined statement of operations for the year ended February 28, 2013 are based on the historical audited financial statements of CalAmp (which are available in the Company’s 2013 Annual Report on Form 10-K that was previously filed with the Securities and Exchange Commission on April 25, 2013 and are incorporated herein by reference) and the historical unaudited consolidated financial statements of Wireless Matrix that have been prepared in accordance with International Financial Reporting Standards, or IFRS, and which have been reconciled to U.S. generally accepted accounting principles, or U.S. GAAP, and are filed as an Exhibit to this report. The acquisition has been accounted for as a business purchase combination using the acquisition method of accounting under the provisions of the Financial Accounting Standards Board Accounting Standards Codification 805, “Business Combinations,” and after applying the pro forma assumptions and adjustments described in the accompanying notes to unaudited pro forma condensed combined financial information.

     The unaudited pro forma condensed combined statement of operations for the year ended February 28, 2013 assumes the acquisition occurred on March 1, 2012. The unaudited pro forma condensed combined financial information has been prepared by CalAmp management for illustrative purposes only and is not necessarily indicative of the condensed consolidated financial position or results of operations that would have been realized had the acquisition occurred as of the date indicated, nor is it meant to be indicative of any anticipated future results of operations that the combined entity will experience after the acquisition was consummated. In addition, the accompanying unaudited pro forma condensed combined statements of operations do not include any adjustments for the estimated effects of any actions that have been taken or may be taken by CalAmp following the completion of the acquisition, such as in conjunction with carrying out CalAmp’s integration plans related to Wireless Matrix or realizing anticipated cost savings from synergies. As a result, the actual amounts recorded in the post-acquisition consolidated financial statements of CalAmp will differ from the amounts reflected in the accompanying unaudited pro forma financial statements, and the differences may be material.

     Certain financial information of Wireless Matrix as presented in its historical financial statements has been reclassified to conform to the historical presentation in CalAmp’s consolidated financial statements for purposes of the preparation of the unaudited pro forma condensed combined financial information. This unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes and assumptions as well as the historical consolidated financial statements and related notes of CalAmp contained in its Annual Report on Form 10-K filed by CalAmp with the SEC and which are incorporated herein by reference and the historical consolidated financial statements and related notes of Wireless Matrix that are incorporated by reference and included as Exhibit to this report.

CalAmp Corp.
Pro Forma Condensed Combined Statement of Operations (Unaudited)
Year Ended February 28, 2013
(In U.S. Dollars)
(In thousands)

	Historical
		Wireless
	CalAmp	Matrix (A)	U.S. GAAP		Pro Forma		Pro Forma
	Corp.	(IFRS)	Adjustments		Adjustments		Total
Revenues:
Product sales	$163,902	$-			$(1,149)	(C)	$160,794
					(1,459)	(D)
					(500)	(E)
Service revenues	16,677	30,748					47,425
	180,579	30,748	-		(3,108)		208,219
Cost of revenues:
Cost of product sales	114,873	-			(711)	(C)	112,680
					(1,066)	(D)
					(416)	(E)
Cost of service revenues	8,813	10,746					19,559
	123,686	10,746	-		(2,193)		132,239

Gross profit	56,893	20,002	-		(915)		75,980

Operating expenses:
Research and development	14,291	4,668					18,959
Selling	12,725	6,309					19,034
General and administrative	12,154	10,409	125	(B)			22,688
Intangible asset amortization	1,743	4,156			(4,156)	(F)	6,494
					4,751	(G)
Total operating expenses	40,913	25,542	125		595		67,175

Operating income (loss)	15,980	(5,540)	(125)		(1,510)		8,805

Non-operating income (expense), net	(532)	(3)			(104)	(H)	(639)

Income (loss) before income taxes	15,448	(5,543)	(125)		(1,614)		8,166

Income tax benefit (provision)	29,178	(2)					29,176

Net income (loss)	$44,626	$(5,545)	$(125)		$(1,614)		$37,342

Earnings per share:
Basic	$1.54						$1.10
Diluted	$1.49						$1.07

Shares used in computing basic and
diluted earnings per share:
Basic	28,886				5,077	(I)	33,963
Diluted	29,982				5,077	(I)	35,059

CalAmp Corp.
Notes to Pro Forma Condensed Combined Statement of Operations (Unaudited)
Year Ended February 28, 2013
(In U.S. Dollars)
(In thousands)

(A)	The amounts shown for Wireless Matrix are the historical amounts that were extracted from Wireless Matrix's financial statements for the twelve months ended January 31, 2013, and are presented on an IFRS basis. In extracting the historical financial information from Wireless Matrix's financial statements, certain changes were made to align Wireless Matrix's financial information with CalAmp's presentation. These changes included aggregating Wireless Matrix's reported expenses for litigation, severance, stock compensation, reorganization and depreciation into General and Administrative Expense ("G&A"). In addition, reclassifications were made from G&A to other lines of the statement of operations in order to conform the presentation of certain activities that Wireless Matrix includes in G&A with CalAmp's presentation. These reclassifications made to Wireless Matrix's historical financial information are as follows:
Cost of sales	$1,382
Research and development	$2,107
Selling	$6,309
G&A	$(9,798)

(B)	To adjust stock compensation expense for the conversion from the IFRS basis of accounting to the amount recognizable for U.S. GAAP purposes	$125

(C)	To eliminate revenue and associated cost of sales on product sales by CalAmp to Wireless Matrix(1), as follows:
	Product sales	$1,149
	Cost of sales	$711

(D)	To remove from Wireless Matrix's historical statement of operations the product revenue and product cost recognized from the amortization of deferred revenue and deferred costs associated with hardware sales (2), as follows:
	Product sales	$1,459
	Cost of sales	$1,066

(E)	To adjust Wireless Matrix's product revenue and cost of revenue to defer revenue and cost recognition on hardware shipments over the associated service contract period (3), as follows:
	Product sales			$500
	Cost of sales			$416

(F)	To remove Wireless Matrix's historical intangible asset amortization expense.

		Intangible
		Asset	Life	Amort.
(G)	To record intangible asset amortization expense as follows:	Amount	(Yrs.)	Expense
	Customer relationships	$14,440	5	$2,888
	Acquired developed technology	$11,180	6	1,863
				$4,751

(H)	To record interestexpense on new incremental borrowings to fund part of the Wireless Matrix purchase price:			Interest Expense
	Interest expense on incremental bank debt of $3,200 (4)			104

(I)	To reflect in oustanding shares for basic and fully diluted EPS the incremental number of shares issued in the secondary offering to partially fund the acquisition			5,077

Explanatory comments:
(1)	Starting in fiscal 2012, Wireless Matrix began buying wireless tracking devices from CalAmp. These sales and cost of sales amounts must be eliminated in the pro forma combination of the two companies.

(2)	Upon consummating the acquisition, CalAmp did not ascribe any fair value to Wireless Matrix's deferred product revenue and deferred product cost amounts in the purchase price allocation. Consequently, these adjustments are made to eliminate that portion of product revenue and product cost that is attributable to amortization of these historical deferred revenue and deferred cost balances.

(3)	At the beginning of its fiscal 2012, in connection with the conversion of its financial statements from Canadian generally accepted accounting principles to IFRS, Wireless Matrix began recognizing revenue on hardware shipments upon shipment of product instead of over the term of the associated service contract. These adjustments are made in order to defer the recognition of this revenue and cost of revenue over the average contract service period of 24 months.

(4)	The pro forma interest expense on the incremental bank debt assumes a fixed interest rate of 3.25% at the date of consummating the Wireless Matrix acquisition.